Exhibit Index at Page 3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):     September 27, 2000


                               GENESEE CORPORATION
               (Exact Name of Registrant as Specified in Charter)


   NEW YORK                                 0-1653              16-0445920
(State or other Jurisdiction                (Commission       (IRS Employer
of Incorporation)                           File Number)    Identification No.)


 445 St. Paul Street, Rochester, New York                       14605
(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:       (716) 546-1030


Item 5.    Other Events.

           Genesee Corporation issued a news release on September 27, 2000, which is filed with this report as Exhibit 99.


Item 7.    Exhibits.

           An exhibit filed with this report is identified in the Exhibit Index at Page 3.

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Genesee Corporation


Date:   September 27, 2000          By   /s/ Mark W. Leunig
                                    Mark W. Leunig, Vice President and Secretary

                                  EXHIBIT INDEX

                                                                       Page
Exhibit 99               News Release Dated September 27, 2000          4

                                                              EXHIBIT 99


FOR IMMEDIATE RELEASE                          CONTACT:  Mark W. Leunig
                                               Director of Investor Relations
                                                    (716) 263-9440



                          GENESEE CORPORATION ANNOUNCES
                   AGREEMENT TO SELL EQUIPMENT LEASE PORTFOLIO


ROCHESTER,  NEW YORK,  September  27, 2000 -- Genesee  Corporation  (NASDAQ/NMS:
GENBB) today announced that the Corporation's equipment leasing business has entered into an agreement to sell a substantial portion of its lease portfolio to a joint venture between four limited partnerships managed by ICON Capital, Corp. ICON Capital is a diversified equipment leasing company headquartered in White Plains, New York that manages equipment leasing portfolios representing more than $800 million of original equipment value. "Following the agreement in principle that we announced on June 28, ICON completed its due diligence and the parties have now signed a definitive agreement," said Mark W. Leunig, Vice President of the Corporation.

         As previously announced, the Corporation estimates that it would receive approximately $13 million as its portion of the sale proceeds. Because the sale is expected to generate a book loss, the Corporation recorded a $1.9 million charge, net of tax benefit of $1.2 million, in the fourth quarter of its fiscal year ended April 29, 2000. The transaction is subject to a number of conditions customary to such transactions. If these conditions are satisfactorily resolved, the closing is expected to take place within forty-five days.









                                      MORE

NOTE: Statements made in this news release which are not historical, including statements regarding the timing and results of the sale of the Corporation's equipment leasing business and the estimated proceeds from the sale of the equipment leasing business, are forward-looking statements . Such forward-looking statements are subject to a number of risks and uncertainties, and there can be no assurance that the expectations or results reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the failure of the proposed transaction to close for whatever reasons, purchase price adjustments, post-closing indemnification obligations, the failure to satisfy other conditions necessary to consummate the sale of the equipment leasing business, and the possibility that a delay in resolving such conditions could jeopardize the transaction.




         Copies of Genesee Corporation press releases are available free of charge by calling PRNewswire's Company News On Call at 800-758-5804, Extension 352775, or on the Internet at http://www.prnewswire.com/cnoc.















                                    - END -